EXHIBIT  5
                              Bartel Eng & Schroder
                         1331 Garden Highway, Suite 300
                              Sacramento, CA 95833


Board  of  Directors
Tylerstone  Ventures  Corporation
1136  Martin  Street
White  Rock,  British  Columbia
Canada,  V4B  3V9

     Re:     Common  Stock  of  Tylerstone  Ventures  Corporation
             ----------------------------------------------------
             Registration  Statement  on  Form  SB-2
             ---------------------------------------

Gentlemen:

     We act as special counsel to Tylerstone Ventures Corporation, a Delaware corporation (the "Company'), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act'), of 3,000,000 shares of the Company's Common Stock (the "Shares"), as further described in a registration statement on Form SB-2 filed under the Securities Act (the "Registration Statement").

     For the purposes of rendering this opinion, we examined originals or photostatic copies of such documents as we deemed to be relevant. In conducing our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in a manner and on the terms identified or referred to in this prospectus, including all amendments thereto.

     Our opinion is limited solely to the matters set forth herein.   We express
no opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware and the United States.

     Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the "Prospectus"), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of the Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, we are of the opinion that the Shares offered by the Company upon the receipt of the consideration set forth in the Registration Statement will have been validly issued, fully paid, and non-assessable under the corporate laws of the State of Delaware.

     We hereby consent to the use of our opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                          Sincerely  yours,
                                          BARTEL  ENG  &  SCHRODER